PBF Energy Reports Second Quarter 2018 Results, Declares Dividend of $0.30 Per Share

•	Second quarter income from operations of $422.3 million (excluding special items, second quarter income from operations of $264.3 million)

•	Declares quarterly dividend of $0.30 per share

PARSIPPANY, NJ - August 2, 2018 - PBF Energy Inc. (NYSE:PBF) today reported second quarter 2018 income from operations of $422.3 million as compared to loss from operations of $111.0 million for the second quarter of 2017. Excluding special items, second quarter 2018 income from operations was $264.3 million as compared to income from operations of $40.0 million for the second quarter of 2017. Special items in the second quarter 2018 results, which increased operating income, include a net, non-cash, after-tax gain of $116.3 million, or $1.00 per share, lower-of-cost-or-market ("LCM") inventory adjustment.

The company reported second quarter 2018 net income of $287.7 million and net income attributable to PBF Energy Inc. of $272.2 million or $2.37 per share. This compares to net loss of $104.2 million, and net loss attributable to PBF Energy Inc. of $109.7 million or $1.01 per share for the second quarter 2017. Adjusted fully-converted net income for the second quarter 2018, excluding special items, was $160.2 million, or $1.38 per share on a fully-exchanged, fully-diluted basis, as described below, compared to an adjusted fully-converted net loss of $6.9 million or $0.06 per share, for the second quarter 2017. PBF Energy's financial results reflect the consolidation of PBF Logistics LP (NYSE: PBFX), a master limited partnership of which PBF indirectly owns the general partner and approximately 43.9% of the limited partner interests as of quarter-end.

Tom Nimbley, PBF Energy's Chairman and CEO, said, “Our strong results for the second quarter reflect the the earnings power of our five-refinery system. The investments and improvements we have made, especially at Torrance, are beginning to show in our operations and we have additional opportunities system-wide to further enhance our earnings potential.” Mr. Nimbley continued, “Looking forward, our assets are well-positioned to benefit from favorable market conditions through safe, reliable and environmentally responsible operations.”

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.30 per share of Class A common stock on August 30, 2018, to holders of record as of August 15, 2018.

Outlook
For the third quarter 2018, we expect East Coast total throughput to average 340,000 to 360,000 barrels per day; Mid-Continent total throughput is expected to average 145,000 to 155,000 barrels per day; Gulf Coast total throughput is expected to average 180,000 to 190,000 barrels per day and West Coast total throughput is expected to average 165,000 to 175,000 barrels per day.

For the full-year 2018, we expect East Coast total throughput to average 340,000 to 360,000 barrels per day; Mid-Continent total throughput is expected to average 140,000 to 150,000 barrels per day; Gulf Coast total throughput is expected to average 180,000 to 190,000 barrels per day and West Coast total throughput is expected to average 160,000 to 170,000 barrels per day.

Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to Non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income (Loss), Adjusted Fully-Converted Net Income (Loss) excluding special items, Adjusted Fully-Converted Net Income (Loss) per fully-exchanged, fully-diluted share, gross refining margin, gross refining margin excluding special items, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), EBITDA excluding special items, Adjusted EBITDA and projected EBITDA related to the refinery acquisitions. PBF believes that Non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's Non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the Non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding quarterly results and other business matters on Thursday, August 2, 2018, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be accessed by dialing (877) 876-9176 or (785) 424-1667, conference ID: PBFQ218. The audio replay will be available two hours after the end of the call through August 16, 2018, by dialing (800) 723-0498 or (402) 220-2652.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC, as well as the risks disclosed in PBF Logistics LP's SEC filings and any impact PBF Logistics LP may have on the company's credit rating, cost of funds, employees, customer and vendors; risk relating to the securities markets generally; and the impact of adverse market conditions affecting the company, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the company. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also currently indirectly owns the general partner and approximately 44% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues	$7,444,083	$5,017,225	$13,246,859	$9,771,698

Cost and expenses (Note 1):
Cost of products and other	6,452,535	4,605,693	11,584,637	8,802,460
Operating expenses (excluding depreciation and amortization expense as reflected below)	417,695	412,790	843,830	864,056
Depreciation and amortization expense	89,748	62,683	173,021	121,853
Cost of sales	6,959,978	5,081,166	12,601,488	9,788,369
General and administrative expenses (excluding depreciation and amortization expense as reflected below)	58,685	41,058	121,498	84,888
Depreciation and amortization expense	2,563	6,020	5,277	7,782
Loss on sale of assets	594	29	673	912
Total cost and expenses	7,021,820	5,128,273	12,728,936	9,881,951

Income (loss) from operations	422,263	(111,048)	517,923	(110,253)

Other income (expense):
Change in fair value of catalyst leases	4,140	1,104	4,153	(1,484)
Debt extinguishment costs	—	(25,451)	—	(25,451)
Interest expense, net	(43,448)	(40,698)	(86,646)	(77,881)
Other non-service components of net periodic benefit cost (Note 17)	277	(101)	555	(202)
Income (loss) before income taxes	383,232	(176,194)	435,985	(215,271)
Income tax expense (benefit)	95,545	(72,043)	106,487	(91,090)
Net income (loss)	287,687	(104,151)	329,498	(124,181)
Less: net income attributable to noncontrolling interests	15,534	5,512	26,979	16,559
Net income (loss) attributable to PBF Energy Inc. stockholders	$272,153	$(109,663)	$302,519	$(140,740)

Net income (loss) available to Class A common stock per share:
Basic	$2.41	$(1.01)	$2.70	$(1.30)
Diluted	$2.37	$(1.01)	$2.66	$(1.30)
Weighted-average shares outstanding-basic	112,875,813	108,779,992	111,853,774	108,770,237
Weighted-average shares outstanding-diluted	116,409,273	108,779,992	115,749,927	108,770,237

Dividends per common share	$0.30	$0.30	$0.60	$0.60

Adjusted fully-converted net income (loss) and adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 2):
Adjusted fully-converted net income (loss)	$276,451	$(113,937)	$307,564	$(146,409)
Adjusted fully-converted net income (loss) per fully exchanged, fully diluted share	$2.37	$(1.01)	$2.66	$(1.30)
Adjusted fully-converted shares outstanding - diluted	116,409,273	112,608,863	115,749,927	112,606,236

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in thousands, except share and per share data)

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED FULLY-CONVERTED		Three Months Ended		Six Months Ended
NET INCOME (LOSS) AND ADJUSTED FULLY-CONVERTED NET INCOME (LOSS)		June 30,		June 30,
EXCLUDING SPECIAL ITEMS (Note 2)		2018	2017	2018	2017
Net income (loss) attributable to PBF Energy Inc. stockholders		$272,153	$(109,663)	$302,519	$(140,740)
Less:	Income allocated to participating securities	197	269	398	539
Income (loss) available to PBF Energy Inc. stockholders - basic		271,956	(109,932)	302,121	(141,279)
Add:	Net income (loss) attributable to noncontrolling interest (Note 3)	6,108	(6,604)	7,396	(8,460)
Less:	Income tax (expense) benefit (Note 4)	(1,613)	2,599	(1,953)	3,330
Adjusted fully-converted net income (loss)		$276,451	$(113,937)	$307,564	$(146,409)
Special Items (Note 5):
Add:	Non-cash LCM inventory adjustment	(158,002)	151,095	(245,655)	167,134
Add:	Debt extinguishment costs	—	25,451	—	25,451
Less:	Recomputed income taxes on special items	41,728	(69,489)	64,877	(75,801)
Adjusted fully-converted net income (loss) excluding special items		$160,177	$(6,880)	$126,786	$(29,625)

Weighted-average shares outstanding of PBF Energy Inc.		112,875,813	108,779,992	111,853,774	108,770,237
Conversion of PBF LLC Series A Units (Note 6)		1,838,196	3,828,871	2,681,980	3,835,999
Common stock equivalents (Note 7)		1,695,264	—	1,214,173	—
Fully-converted shares outstanding - diluted		116,409,273	112,608,863	115,749,927	112,606,236

Adjusted fully-converted net income (loss) (per fully exchanged, fully diluted shares outstanding)		$2.37	$(1.01)	$2.66	$(1.30)

Adjusted fully-converted net income (loss) excluding special items (per fully exchanged, fully diluted shares outstanding) (Note 5)		$1.38	$(0.06)	$1.10	$(0.26)

		Three Months Ended		Six Months Ended
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS		June 30,		June 30,
TO INCOME FROM OPERATIONS EXCLUDING SPECIAL ITEMS		2018	2017	2018	2017
Income (loss) from operations (Note 17)		$422,263	$(111,048)	$517,923	$(110,253)
Special Items (Note 5):
Add:	Non-cash LCM inventory adjustment	(158,002)	151,095	(245,655)	167,134
Income from operations excluding special items		$264,261	$40,047	$272,268	$56,881

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 8)
(Unaudited, in thousands)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND EBITDA EXCLUDING SPECIAL ITEMS		2018	2017	2018	2017
Net income (loss)		$287,687	$(104,151)	$329,498	$(124,181)
Add:	Depreciation and amortization expense	92,311	68,703	178,298	129,635
Add:	Interest expense, net	43,448	40,698	86,646	77,881
Add:	Income tax expense (benefit)	95,545	(72,043)	106,487	(91,090)
EBITDA		$518,991	$(66,793)	$700,929	$(7,755)
Special Items (Note 5):
Add:	Non-cash LCM inventory adjustment	(158,002)	151,095	(245,655)	167,134
Add:	Debt extinguishment costs	—	25,451	—	25,451
EBITDA excluding special items		$360,989	$109,753	$455,274	$184,830

		Three Months Ended		Six Months Ended
		June 30,		June 30,
RECONCILIATION OF EBITDA TO ADJUSTED EBITDA		2018	2017	2018	2017
EBITDA		$518,991	$(66,793)	$700,929	$(7,755)
Add:	Stock-based compensation	7,945	7,817	13,017	13,842
Add:	Net non-cash change in fair value of catalyst leases	(4,140)	(1,104)	(4,153)	1,484
Add:	Non-cash LCM inventory adjustment (Note 5)	(158,002)	151,095	(245,655)	167,134
Add:	Debt extinguishment costs (Note 5)	—	25,451	—	25,451
Adjusted EBITDA		$364,794	$116,466	$464,138	$200,156

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in thousands)

	June 30,	December 31,
	2018	2017
Balance Sheet Data:
Cash and cash equivalents	$478,329	$573,021
Inventories	2,540,277	2,213,797
Total assets	8,546,715	8,117,993
Total debt	2,218,540	2,191,650

Total equity	3,172,284	2,902,949
Total equity excluding special items (Note 5, 14)	$3,038,711	$2,950,154

Total debt to capitalization ratio (Note 14)	41%	43%
Total debt to capitalization ratio, excluding special items (Note 14)	42%	43%
Net debt to capitalization ratio (Note 14)	35%	36%
Net debt to capitalization ratio, excluding special items (Note 14)	36%	35%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in thousands)

	Six Months Ended June 30,
	2018	2017
Cash flows provided by (used in) operations	$307,888	$(34,665)
Cash flows used in investing activities	(365,241)	(428,641)
Cash flows used in financing activities	(37,339)	(109,937)
Net decrease in cash and cash equivalents	(94,692)	(573,243)
Cash and cash equivalents, beginning of period	573,021	746,274
Cash and cash equivalents, end of period	$478,329	$173,031

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 9)
(Unaudited, in thousands)

	Three Months Ended June 30, 2018
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$7,440,470	$67,398	$—	$(63,785)	$7,444,083
Depreciation and amortization expense	82,829	6,919	2,563	—	92,311
Income (loss) from operations (Note 15, 17)	446,506	34,880	(54,760)	(4,363)	422,263
Interest expense, net	2,596	10,425	30,427	—	43,448
Capital expenditures (Note 18)	210,930	59,568	1,463	—	271,961

	Three Months Ended June 30, 2017
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$5,013,251	$62,329	$—	$(58,355)	$5,017,225
Depreciation and amortization expense	56,973	5,710	6,020	—	68,703
Income (loss) from operations (Note 15, 17)	(101,264)	35,017	(40,981)	(3,820)	(111,048)
Interest expense, net	1,335	7,886	31,477	—	40,698
Capital expenditures (Note 18)	242,655	36,918	148	—	279,721

	Six Months Ended June 30, 2018
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$13,240,071	$131,437	$—	$(124,649)	$13,246,859
Depreciation and amortization expense	159,607	13,414	5,277	—	178,298
Income (loss) from operations (Note 15, 17)	572,219	70,085	(115,996)	(8,385)	517,923
Interest expense, net	4,431	20,373	61,842	—	86,646
Capital expenditures (Note 18)	299,227	63,521	2,493	—	365,241

	Six Months Ended June 30, 2017
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$9,763,449	$122,806	$—	$(114,557)	$9,771,698
Depreciation and amortization expense	110,791	11,062	7,782	—	129,635
Income (loss) from operations (Note 15, 17)	(90,771)	71,058	(83,121)	(7,419)	(110,253)
Interest expense, net	2,253	15,870	59,758	—	77,881
Capital expenditures (Note 18)	409,871	56,385	2,409	—	468,665

	Balance at June 30, 2018
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (Note 16)	$7,744,601	$777,756	$55,831	$(31,473)	$8,546,715

	Balance at December 31, 2017
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (Note 16)	$7,298,049	$737,550	$123,211	$(40,817)	$8,117,993

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Market Indicators (dollars per barrel) (Note 10)	2018	2017	2018	2017
Dated Brent Crude	$74.42	$49.69	$70.75	$51.61
West Texas Intermediate (WTI) crude oil	$68.02	$48.11	$65.52	$49.89
Light Louisiana Sweet (LLS) crude oil	$73.14	$50.17	$69.58	$51.77
Alaska North Slope (ANS) crude oil	$73.93	$50.61	$70.64	$52.20
Crack Spreads:
Dated Brent (NYH) 2-1-1	$14.96	$14.81	$13.90	$13.21
WTI (Chicago) 4-3-1	$17.56	$14.09	$14.74	$12.65
LLS (Gulf Coast) 2-1-1	$13.52	$12.56	$13.19	$12.30
ANS (West Coast) 4-3-1	$18.70	$19.16	$17.59	$17.85
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$6.40	$1.58	$5.23	$1.73
Dated Brent less Maya (heavy, sour)	$12.40	$8.00	$10.78	$7.34
Dated Brent less WTS (sour)	$14.78	$2.65	$10.20	$2.98
Dated Brent less ASCI (sour)	$5.09	$2.85	$4.84	$3.46
WTI less WCS (heavy, sour)	$18.26	$9.56	$22.17	$11.23
WTI less Bakken (light, sweet)	$0.39	$0.30	$0.70	$0.61
WTI less Syncrude (light, sweet)	$2.98	$(1.35)	$1.69	$(1.81)
WTI less LLS (light, sweet)	$(5.12)	$(2.06)	$(4.06)	$(1.88)
WTI less ANS (light, sweet)	$(5.91)	$(2.50)	$(5.12)	$(2.31)
Natural gas (dollars per MMBTU)	$2.85	$3.14	$2.82	$3.10

Key Operating Information
Production (barrels per day ("bpd") in thousands)	866.1	764.2	831.2	748.8
Crude oil and feedstocks throughput (bpd in thousands)	866.6	769.2	833.3	753.7
Total crude oil and feedstocks throughput (millions of barrels)	78.8	70.0	150.8	136.4
Consolidated gross margin per barrel of throughput	$6.14	$(0.90)	$4.28	$(0.12)
Gross refining margin, excluding special items, per barrel of throughput (Note 5, Note 11)	$9.77	$7.17	$8.57	$7.45
Refinery operating expense, per barrel of throughput (Note 12)	$5.11	$5.69	$5.40	$6.12
Crude and feedstocks (% of total throughput) (Note 13)
Heavy	38%	30%	37%	35%
Medium	28%	31%	31%	30%
Light	21%	23%	20%	20%
Other feedstocks and blends	13%	16%	12%	15%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput)
Gasoline and gasoline blendstocks	48%	50%	49%	51%
Distillates and distillate blendstocks	32%	30%	32%	30%
Lubes	1%	1%	1%	1%
Chemicals	2%	2%	2%	2%
Other	17%	16%	16%	16%
Total yield	100%	99%	100%	100%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Supplemental Operating Information - East Coast (Delaware City and Paulsboro)
Production (bpd in thousands)	357.1	321.4	342.5	318.6
Crude oil and feedstocks throughput (bpd in thousands)	359.9	326.1	346.5	323.2
Total crude oil and feedstocks throughput (millions of barrels)	32.7	29.7	62.7	58.5
Gross margin per barrel of throughput	$3.39	$(2.60)	$2.36	$(1.36)
Gross refining margin, excluding special items, per barrel of throughput (Note 5, Note 11)	$7.17	$4.98	$6.84	$5.46
Refinery operating expense, per barrel of throughput (Note 12)	$4.34	$4.54	$4.73	$4.85
Crude and feedstocks (% of total throughput) (Note 13):
Heavy	30%	31%	27%	34%
Medium	47%	40%	49%	38%
Light	4%	12%	7%	11%
Other feedstocks and blends	19%	17%	17%	17%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	45%	43%	46%	45%
Distillates and distillate blendstocks	33%	33%	33%	31%
Lubes	2%	2%	2%	2%
Chemicals	1%	1%	1%	1%
Other	18%	20%	17%	20%
Total yield	99%	99%	99%	99%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	154.7	158.2	139.1	142.2
Crude oil and feedstocks throughput (bpd in thousands)	152.9	154.6	138.0	139.3
Total crude oil and feedstocks throughput (millions of barrels)	13.9	14.1	25.0	25.2
Gross margin per barrel of throughput	$9.61	$(0.19)	$5.41	$(0.85)
Gross refining margin, excluding special items, per barrel of throughput (Note 5, Note 11)	$12.63	$7.90	$10.68	$7.79
Refinery operating expense, per barrel of throughput (Note 12)	$4.93	$4.82	$5.49	$5.58
Crude and feedstocks (% of total throughput) (Note 13):
Medium	34%	35%	36%	39%
Light	64%	64%	63%	60%
Other feedstocks and blends	2%	1%	1%	1%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	50%	55%	55%	55%
Distillates and distillate blendstocks	36%	31%	33%	33%
Chemicals	5%	6%	5%	6%
Other	10%	10%	8%	8%
Total yield	101%	102%	101%	102%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Supplemental Operating Information - Gulf Coast (Chalmette)
Production (bpd in thousands)	190.0	191.8	176.9	173.6
Crude oil and feedstocks throughput (bpd in thousands)	188.5	191.3	178.9	173.6
Total crude oil and feedstocks throughput (millions of barrels)	17.2	17.4	32.4	31.4
Gross margin per barrel of throughput	$5.30	$0.85	$2.83	$1.24
Gross refining margin, excluding special items, per barrel of throughput (Note 5, Note 11)	$7.92	$7.76	$6.29	$8.40
Refinery operating expense, per barrel of throughput (Note 12)	$4.65	$4.65	$4.82	$5.35
Crude and feedstocks (% of total throughput) (Note 13):
Heavy	42%	42%	42%	42%
Medium	13%	25%	16%	25%
Light	30%	20%	31%	16%
Other feedstocks and blends	15%	13%	11%	17%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	43%	45%	42%	47%
Distillates and distillate blendstocks	32%	33%	32%	31%
Chemicals	2%	2%	1%	2%
Other	24%	20%	24%	20%
Total yield	101%	100%	99%	100%

Supplemental Operating Information - West Coast (Torrance)
Production (bpd in thousands)	164.3	92.8	172.7	114.4
Crude oil and feedstocks throughput (bpd in thousands)	165.3	97.2	169.9	117.6
Total crude oil and feedstocks throughput (millions of barrels)	15.0	8.8	30.7	21.3
Gross margin per barrel of throughput	$7.12	$(4.55)	$6.17	$(1.66)
Gross refining margin, excluding special items, per barrel of throughput (Note 5, Note 11)	$14.88	$12.18	$12.80	$11.10
Refinery operating expense, per barrel of throughput (Note 12)	$7.46	$13.01	$7.29	$11.39
Crude and feedstocks (% of total throughput) (Note 13):
Heavy	82%	57%	81%	73%
Medium	7%	3%	6%	2%
Other feedstocks and blends	11%	40%	13%	25%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	57%	69%	59%	66%
Distillates and distillate blendstocks	27%	12%	27%	17%
Other	15%	14%	16%	14%
Total yield	99%	95%	102%	97%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 11)
(Unaudited, in thousands, except per barrel amounts)

	Three Months Ended		Three Months Ended
	June 30, 2018		June 30, 2017
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$7,444,083	$94.40	$5,017,225	$71.68
Less: Cost of Sales	6,959,978	88.26	5,081,166	72.58
Consolidated gross margin	$484,105	$6.14	$(63,941)	$(0.90)
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$484,105	$6.14	$(63,941)	$(0.90)
Add: PBFX operating expense	19,111	0.24	15,504	0.22
Add: PBFX depreciation expense	6,919	0.08	5,710	0.08
Less: Revenues of PBFX	(67,398)	(0.85)	(62,329)	(0.89)
Add: Refinery operating expenses (Note 17)	402,751	5.11	398,501	5.69
Add: Refinery depreciation expense	82,829	1.05	56,973	0.81
Gross refining margin	$928,317	$11.77	$350,418	$5.01
Special Items (Note 5):
Add: Non-cash LCM inventory adjustment	(158,002)	(2.00)	151,095	2.16
Gross refining margin excluding special items	$770,315	$9.77	$501,513	$7.17

	Six Months Ended		Six Months Ended
	June 30, 2018		June 30, 2017
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$13,246,859	$87.83	$9,771,698	$71.63
Less: Cost of Sales	12,601,488	83.55	9,788,369	71.75
Consolidated gross margin	$645,371	$4.28	$(16,671)	$(0.12)
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$645,371	$4.28	$(16,671)	$(0.12)
Add: PBFX operating expense	37,159	0.25	31,233	0.23
Add: PBFX depreciation expense	13,414	0.09	10,952	0.08
Less: Revenues of PBFX	(131,437)	(0.87)	(122,806)	(0.90)
Add: Refinery operating expense (Note 17)	814,198	5.40	835,253	6.12
Add: Refinery depreciation expense	159,607	1.05	110,901	0.81
Gross refining margin	$1,538,312	$10.20	$848,862	$6.22
Special Items (Note 5):
Add: Non-cash LCM inventory adjustment	(245,655)	(1.63)	167,134	1.23
Gross refining margin excluding special items	$1,292,657	$8.57	$1,015,996	$7.45

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) During the third quarter of 2017, we determined that we would revise the presentation of certain line items on our consolidated statements of operations to enhance our disclosure under the requirements of Rule 5-03 of Regulation S-X. The revised presentation is comprised of the inclusion of a subtotal within cost and expenses referred to as “Cost of sales” and the reclassification of total depreciation and amortization expense between such amounts attributable to cost of sales and other operating costs and expenses. The amount of depreciation and amortization expense that is presented separately within the “Cost of sales” subtotal represents depreciation and amortization of refining and logistics assets that are integral to the refinery production process. The historical comparative information has been revised to conform to the current presentation. This revised presentation does not have an effect on our historical condensed consolidated income from operations or net income, nor does it have any impact on our condensed consolidated balance sheets, statements of comprehensive income or statements of cash flows.

(2) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to investors to compare our results across the periods presented and facilitates an understanding of our operating results. We also use these measures to evaluate our operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 3 through 7.

(3) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC ("PBF LLC") other than PBF Energy Inc., as if such members had fully exchanged their PBF LLC Series A Units for shares of PBF Energy's Class A common stock.

(4) Represents an adjustment to reflect our estimated annualized statutory corporate tax rate of approximately 26.4% and 39.4% for the 2018 and 2017 periods, respectively, applied to net income attributable to noncontrolling interests for all periods presented. The adjustment assumes the full exchange of existing PBF LLC Series A Units as described in footnote 3. Our statutory tax rates were reduced in 2018 as a result of the Tax Cut and Jobs Act enactment.

(5) The Non-GAAP measures presented include adjusted fully-converted net income (loss) excluding special items, income from operations excluding special items, EBITDA excluding special items and gross refining margin excluding special items. Special items presented for the three and six months ended June 30, 2018 relate to a lower of cost or market ("LCM") inventory adjustment and special items presented for the three and six months ended June 30, 2017 relate to an LCM inventory adjustment and debt extinguishment costs, as discussed further below. Additionally, the cumulative effects of all prior period special items on equity are shown in footnote 14.

Although we believe that Non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for useful period-over-period comparisons, such Non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

LCM inventory adjustment - LCM is a GAAP guideline related to inventory valuation that requires inventory to be stated at the lower of cost or market. Our inventories are stated at the lower of cost or market. Cost is determined using last-in, first-out (LIFO) inventory valuation methodology, in which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. In periods where the market price of our inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed and an LCM inventory adjustment is recorded to reflect the net change in the LCM inventory reserve between the prior period and the current period.

The following table shows the LCM inventory reserve as of each date presented (in thousands):

	2018	2017
January 1,	$300,456	$595,988
March 31,	212,803	612,027
June 30,	54,801	763,122

The following table includes the corresponding impact of changes in the LCM inventory reserve on income (loss) from operations and net income (loss) for the periods presented (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,

	2018	2017	2018	2017
Net LCM inventory adjustment benefit (charge) in income (loss) from operations	$158,002	$(151,095)	$245,655	$(167,134)
Net LCM inventory adjustment benefit (charge) in net income (loss)	116,274	(91,624)	180,778	(101,350)

Debt Extinguishment Costs - During the three and six months ended June, 30, 2017, we recorded pre-tax debt extinguishment costs of $25.5 million related to the redemption of the 2020 Senior Secured Notes. These nonrecurring charges decreased net income by $15.4 million for the three and six months ended June 30, 2017. There were no such costs in the same periods of 2018.

(6) Represents an adjustment to weighted-average diluted shares outstanding to assume the full exchange of existing PBF LLC Series A Units as described in footnote 3 above.

(7) Represents weighted-average diluted shares outstanding assuming the conversion of all common stock equivalents, including options and warrants for PBF LLC Series A Units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method (to the extent the impact of such exchange would not be anti-dilutive) for the three and six months ended June 30, 2018 and June 30, 2017, respectively. Common stock equivalents exclude the effects of options and warrants to purchase 12,500 and 233,250 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three and six months ended June 30, 2018, respectively. Common stock equivalents exclude the effects of options and warrants to purchase 7,278,142 and 7,278,142 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three and six months ended June 30, 2017, respectively.

(8) EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with GAAP. We use these Non-GAAP financial measures as a supplement to our GAAP results in order to provide additional metrics on factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(9) We operate in two reportable segments: Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. As of June 30, 2018, the Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio, New Orleans, Louisiana and Torrance, California. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), a growth-oriented master limited partnership which owns or leases, operates, develops and acquires crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets. PBFX's assets primarily consist of rail and truck terminals and unloading racks, storage facilities and pipelines, a substantial portion of which were acquired from or contributed by PBF LLC and are located at, or nearby, the Company’s refineries. PBFX provides various rail, truck and marine terminaling services, pipeline transportation services and storage services to PBF Holding and/or its subsidiaries and third party customers through fee-based commercial agreements.

PBFX currently does not generate significant third party revenue and intersegment related-party revenues are eliminated in consolidation. From a PBF Energy perspective, the Company’s chief operating decision maker evaluates the Logistics segment as a whole without regard to any of PBFX’s individual operating segments.

(10) As reported by Platts.

(11) Gross refining margin and gross refining margin per barrel of throughput are Non-GAAP measures because they exclude refinery operating expenses, depreciation and amortization and gross margin of PBFX. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and provide useful information to investors because gross refining margin per barrel is a helpful metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner. Gross refining margin and gross refining margin per barrel of throughput have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(12) Represents refinery operating expenses, including corporate-owned logistics assets, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(13) We define heavy crude oil as crude oil with American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with API gravity between 24 and 35 degrees. We define light crude oil as crude oil with API gravity higher than 35 degrees.

(14) The total debt to capitalization ratio is calculated by dividing total debt by the sum of total debt and total equity. This ratio is a measurement that management believes is useful to investors in analyzing our leverage. Net debt and the net debt to capitalization ratio are Non-GAAP measures. Net debt is calculated by subtracting cash and cash equivalents from total debt. We believe these measurements are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. Additionally, as described in footnote 5 above, we have also presented the total debt to capitalization and net debt to capitalization ratios excluding the cumulative effects of special items on equity.

	June 30,	December 31,
	2018	2017
	(in thousands)
Total debt	$2,218,540	$2,191,650
Total equity	3,172,284	2,902,949
Total capitalization	$5,390,824	$5,094,599

Total debt	$2,218,540	$2,191,650
Total equity excluding special items	3,038,711	2,950,154
Total capitalization excluding special items	$5,257,251	$5,141,804

Total equity	$3,172,284	$2,902,949
Special Items (Note 5)
Add: Non-cash LCM inventory adjustment	54,801	300,456
Add: Change in tax receivable agreement liability	(276,430)	(276,430)
Add: Debt extinguishment costs	25,451	25,451
Less: Recomputed income taxes on special items	42,452	(22,425)
Add: Net tax expense on TCJA related special items	20,153	20,153
Net impact of special items to equity	(133,573)	47,205
Total equity excluding special items	$3,038,711	$2,950,154

Total debt	$2,218,540	$2,191,650
Less: Cash and cash equivalents	478,329	573,021
Net Debt	$1,740,211	$1,618,629

Total debt to capitalization ratio	41%	43%
Total debt to capitalization ratio, excluding special items	42%	43%
Net debt to capitalization ratio	35%	36%
Net debt to capitalization ratio, excluding special items	36%	35%

(15) The Logistics segment includes 100% of the income from operations of the Torrance Valley Pipeline Company LLC ("TVPC"), as TVPC is consolidated by PBFX. PBFX records net income attributable to noncontrolling interest for the 50% equity interest in TVPC held by PBF Holding. PBF Holding (included in the Refining segment) records equity income in investee related to its 50% noncontrolling ownership interest in TVPC. For the purposes of the consolidated PBF Energy financial statements, PBF Holding's equity income in investee and PBFX's net income attributable to noncontrolling interest eliminate in consolidation.

(16) The Logistics segment includes 100% of the assets of TVPC as TVPC is consolidated by PBFX. PBFX records a noncontrolling interest for the 50% equity interest in TVPC held by PBF Holding. PBF Holding (included in the Refining segment) records an equity investment in TVPC reflecting its noncontrolling ownership interest. For the purposes of the consolidated PBF Energy financial statements, PBFX's noncontrolling interest in TVPC and PBF Holding's equity investment in TVPC eliminate in consolidation.

(17) The Company adopted ASU 2017-07 effective January 1, 2018. The new guidance requires the bifurcation of net periodic benefit cost. The service cost component is presented within Income from operations, while the other components are reported separately outside of operations. This guidance was applied retrospectively in the condensed consolidated statements of operations.

The following table shows the effect of the adoption of ASU 2017-07 on our financial statements (in thousands):
	Three Months Ended June 30,		Six Months Ended June 30,

	2018	2017	2018	2017
Refining segment income (expense) related to other non-service components of net periodic benefit cost	$371	$(85)	$741	$(170)
Corporate operations expense related to other non-service components of net periodic benefit cost	(94)	(16)	(186)	(32)
Total income (expense) related to other non-service components of net periodic benefit cost	$277	$(101)	$555	$(202)

(18) The Logistics segment includes capital expenditures of $58.0 million for the acquisition of the Knoxville Terminals by PBFX on April 16, 2018 and $10.1 million for the acquisition of the Toledo Terminal by PBFX on April 17, 2017.